 Exhibit 10.5
                                     July 25, 2011

STRICTLY CONFIDENTIAL

Raymond P. Warrell Jr., M.D.
Chairman of the Board and Chief Executive Officer
Genta Incorporated
200 Connell Drive
Berkeley Heights, NJ 07922

Dear Dr. Warrell:

This letter (the “Agreement”) constitutes the agreement between Genta Incorporated (the “Company”) and Rodman & Renshaw, LLC (“Rodman”) that Rodman shall serve as the exclusive placement agent and/or exclusive underwriter (the “Services”) for the Company, on a reasonable best efforts basis (or, firm commitment, in the event of an underwritten transaction), in connection with the proposed offer and placement (the “Offering”) by the Company of securities of the Company (the “Securities”). The terms of the Offering and the Securities shall be mutually agreed upon by the Company and the investors and nothing herein implies that Rodman would have the power or authority to bind the Company or an obligation for the Company to issue any Securities or complete the Offering.  The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by Rodman to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Rodman with respect to securing any other financing on behalf of the Company.  If Rodman and the Company choose to have the Offering consist of registered securities, then Rodman and the Company shall enter into a placement agent agreement in form and substance reasonably satisfactory to both parties, which shall contain the economic terms set forth herein, except that in such case the provisions of Paragraph C shall not apply.  In the event that Rodman and the Company mutually determine to proceed with an underwritten Offering (either for the account of Rodman or the account of others), the Company shall negotiate the terms of an underwriting agreement with Rodman which shall contain such terms, covenants, conditions, representations, warranties that are customary for such offerings and providing for the delivery of legal opinions, comfort letters and officer’s certificates, all in form and substance reasonably satisfactory to Rodman and its counsel and the Company.

A.            Fees and Expenses.  In connection with the Services described above, the Company shall pay to Rodman the following compensation:

1.           Placement Agent’s Fee.  The Company shall pay to Rodman a cash placement fee (the “Placement Agent’s Closing Fee”) equal to 6% of the aggregate purchase price paid by each purchaser of Securities introduced by Rodman that are placed in the Offering, which shall not include any investors who have participated in any financing by the Company after January 2010 (the “Prior Investors”), a complete list of which is set forth on Annex A attached hereto; provided, however, in no event shall the Prior Investors be permitted to participate in more than 33% of any Offering, in the aggregate, without the prior written consent of Rodman.  The Placement Agent’s Closing Fee shall be paid at the closing of the Offering (the “Closing”) from the gross proceeds of the Securities sold.

Rodman & Renshaw, LLC  1251 Avenue of the Americas, 20th Floor, New York, NY 10020
Tel: 212 356 0500  Fax: 212 581 5690  www.rodm.com  Member: FINRA, SIPC

2.           Warrants.  As additional compensation for the Services, and only if warrants are issued to Investors,  the Company shall issue to Rodman or its designees at the Closing, warrants (the “Rodman Warrants”) to purchase that number of shares of common stock of the Company equal to 6% of the aggregate number of shares of common stock of the Company (“Common Stock”) issued at the Closing or issuable after the Closing upon conversion or exchange of the Securities (if convertible or exchangeable) issued at Closing; provided, however, that the aggregate number of shares of Common Stock issued at Closing or issuable after Closing upon conversion or exchange of the Securities shall not include any shares of Common Stock underlying warrants issued in such Offering.  The Rodman Warrants shall have the same terms, including exercise price and registration rights, as the warrants issued to investors (“Investors”) in the Offering

3.           Expenses.  In addition to any fees payable to Rodman hereunder, the Company hereby agrees to reimburse Rodman for all reasonable travel and other out-of-pocket expenses incurred in connection with Rodman’s engagement, including the reasonable fees and expenses of Rodman’s counsel.   Such reimbursement shall be limited to a maximum of $25,000 per Offering (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

4.           FINRA.  Notwithstanding anything herein to the contrary, at the request of Rodman, the Company shall agree to amend this Agreement in writing to reduce compensation payable hereunder to the extent and as necessary, in Rodman’s sole discretion, in order comply with the rules or regulations of Financial Industry Regulatory Authority (“FINRA”); provided, however, the Company shall not be required to enter into any agreement that results in terms or conditions less favorable to the Company.

B.            Term and Termination of Engagement.  The term (the “Term”) of Rodman’s engagement will begin on the date hereof and end 15 days after the receipt by either party hereto of written notice of termination; provided that (i) no such notice may be given by the Company for a period of 4 months after the date hereof and (ii) if an Offering occurs during the Term, such 4 month period shall be extended to December 31, 2011. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section A hereof, will survive any expiration or termination of this Agreement.

C.            Fee Tail.  Rodman shall be entitled to a Placement Agent’s Fee and Rodman Warrants, calculated in the manner provided in Paragraph A, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Rodman had introduced, directly or indirectly, to the Company in telephonic or face-to-face meetings during the Term, and further provided that Rodman shall be paid the full fee during the Tail Period as to any Prior Investors that participate in both an Offering and a Tail Financing, if such Tail Financing is consummated at any time within the 6-month period following the expiration or termination of this Agreement (the “Tail Period”).

D.            Use of Information.  The Company will furnish Rodman such written information as Rodman reasonably requests in connection with the performance the Services.  The Company understands, acknowledges and agrees that, in performing the Services, Rodman will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that Rodman does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by Rodman in connection with the provision of the Services.

E.            Publicity.  In the event of the consummation or public announcement of any Offering, Rodman shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals.

F.            Securities Matters.  The Company shall be responsible for any and all compliance with the securities laws applicable to it, including Regulation D and the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, and unless otherwise agreed in writing, all state securities (“blue sky”) laws. Rodman agrees to cooperate with counsel to the Company in that regard.
G.            Representations and Warranties.

1.           Rodman shall be entitled to rely on the representations, warranties, agreements, conditions and covenants of the Company contained in any agreements entered into with the Investors in an Offering and such representations, warranties, agreements, conditions and covenants are hereby incorporated by reference into this Agreement as though fully stated herein.

2.           The Company acknowledges that the Offering of convertible Securities may create significant risks, including the risk that the Company may have insufficient cash resources and/or registered shares to timely meet its payment and conversion obligations.  The Company further acknowledges that, depending on the number and price of new shares issued, such transaction may result in substantial dilution which could adversely affect the market price of the Company’s shares.

3.           The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith.   This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.           The execution, delivery and performance of this Agreement by the Company, the proposed issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary of the Company’s (“Subsidiaries”) certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

5.           The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including, without limitation, any trading market) in connection with the execution, delivery and performance by the Company of this Agreement, other than such filings as are required to be made under applicable Federal and state securities laws.

6.           Except as required hereunder, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

7.           The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the Placement Agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

8.           There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

H.            Indemnity.

1.     In connection with the Company’s engagement of Rodman as placement agent, the Company hereby agrees to indemnify and hold harmless Rodman and its affiliates, and the respective controlling persons, directors, officers, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Rodman, or (B) otherwise relate to or arise out of Rodman’s activities on the Company’s behalf under Rodman’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.  The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim.  The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Rodman except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

2.     The Company further agrees that it will not, without the prior written consent of Rodman, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3.      Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses.  If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel.  Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof.  In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4.     The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason (other than as a result of the gross negligence or willful misconduct of such Indemnified Person), then (whether or not Rodman is the Indemnified Person) the Company and Rodman shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Rodman on the other, in connection with Rodman’s engagement referred to above, subject to the limitation that in no event shall the amount of Rodman’s contribution to such Claim exceed the amount of fees actually received by Rodman from the Company pursuant to Rodman’s engagement.  The Company hereby agrees that the relative benefits to the Company, on the one hand, and Rodman on the other, with respect to Rodman’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to the Offering (whether or not consummated) for which Rodman is engaged to render services bears to (b) the fee paid or proposed to be paid to Rodman in connection with such engagement.

5.     The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

I.              Limitation of Engagement to the Company.  The Company acknowledges that Rodman has been retained only by the Company, that Rodman is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Rodman is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Rodman or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents.  Unless otherwise expressly agreed in writing by Rodman, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Rodman, and no one other than the Company is intended to be a beneficiary of this Agreement.  The Company acknowledges that any recommendation or advice, written or oral, given by Rodman to the Company in connection with Rodman’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose.  Rodman shall not have the authority to make any commitment binding on the Company.  The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Rodman.  The Company agrees that it will perform and comply with the covenants and other obligations set forth in the purchase agreement and related transaction documents between the Company and the investors in the Offering, and that Rodman will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to Rodman by the Company.

J.              Limitation of Rodman’s Liability to the Company.  Rodman and the Company further agree that neither Rodman nor any of its affiliates or any of its their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Rodman and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Rodman.

K.            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.  Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York.  The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.  In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees.  Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Rodman and the Company.

L.            Notices.  All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to Rodman, to Rodman & Renshaw, LLC, at the address set forth on the first page hereof, fax number (646) 841-1640, Attention: General Counsel, and if sent to the Company, to the address set forth on the first page hereof, fax number (646) 841-1654, Attention: Gregory Dow.  Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

M.           Miscellaneous.  This Agreement shall not be modified or amended except in writing signed by Rodman and the Company.  This Agreement shall be binding upon and inure to the benefit of both Rodman and the Company and their respective assigns, successors, and legal representatives.  This Agreement constitutes the entire agreement of Rodman and the Company, and supersedes any prior agreements, with respect to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect.  This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In acknowledgment that the foregoing correctly sets forth the understanding reached by Rodman and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours, RODMAN & RENSHAW, LLC

By:	/s/John Borer
Name: John Borer
Title: Senior Managing Director and Head of Investment Banking

Accepted and Agreed:

GENTA INCORPORATED

By /s/ Gary Siegel_____________
    Name:  Gary Siegel
    Title:    Vice President, Finance

ANNEX A

As specified in Paragraph A 1. of the foregoing, the “Prior Investors” are hereby defined as and limited to the following firms, and affiliates thereof:

Tang Capital Management
Tavistock Group
Baker Brothers Life Sciences Capital